Exhibit 10.3

MARKETING CONSULTING SERVICES AGREEMENT

Dated as of December 15, 2025

This Marketing Consulting Services Agreement (“Agreement”) is made and entered into as of the date first set forth above (the “Effective Date”), by and between Smartchain Group Limited (the “Company”) and CybriaTech Inc. (“Consultant”). Each of the Company and Consultant may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Consultant is in the business of providing services for marketing consulting and advisory; and

WHEREAS, the Company deems it to be in its best interest to retain Consultant to render to the Company such services as may be needed; and

WHEREAS, the Parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and Consultant is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Engagement. In exchange for the compensation as set forth herein and subject to the other terms and conditions hereinafter set forth, the Company hereby engages Consultant during the Term (as defined below), on an exclusive basis, to render the Services set forth in Section 2 as an independent contractor of the Company, and Consultant hereby accepts such engagement.

Section 2. Services.

(a) Subject to the terms and conditions and for the Term, Consultant shall provide the Company with the following services and such additional services as agreed to by the Company and Consultant in writing following the Effective Date (collectively, the “Services”), in each case subject to the other limitations below:

1)	Review and analyze Client’s current sales and marketing strategy and efforts;

2)	Review and provide suggestions for improvement of Client’s advertising and promotion content, including digital and paper ads, company handout and presentation, etc;

3)	Provide strategy for Client’s social media management, including Weibo, Facebook, Instagram, Twitter, LinkedIn; and

4)	Assist in design and improvement of Client’s corporate website.

(b) Consultant will use its commercially reasonable efforts to provide the Services using the best of its professional skills and in a manner consistent with generally accepted standards for the performance of such work.

Section 3. Term; Termination.

(a) The term of this Agreement shall commence on the Effective Date and shall continue for a period of six (6) months (“Term” and “Service Period”), unless sooner terminated in accordance with the terms herein. The Term may be renewed upon the mutual written agreement of the Parties via an amendment of this Agreement.

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(b) This Agreement and the Term may be terminated at any time by either Party upon prior written notice to the other Party 30 days prior to terminating the Agreement.

(c) Upon the termination or expiration of the Term, the Parties shall have no further obligations hereunder other than those which arose prior to such termination or which are explicitly set forth herein as surviving any such termination or expiration.

Section 4. Compensation and Expenses.

(a) As full and complete compensation for Consultant’s agreement to perform the services, the Company shall compensate Consultant as follows:

i.	In return for the provision of the Services, the Company shall pay to the Consultant the sum of $30,000 (the “Services Fee”).

ii.	The Services Fee shall be paid as follows:

(1)$15,000 within five (5) business days upon the effectiveness of this Agreement; and

(2)$15,000 within five (5) business days of the forth month of the Service Period.

(b) The portions of the Services Fee shall be deemed fully earned and paid as of the time of their payment and shall not be subject to repayment to the Company in the event of any later termination or expiration of the Term or this Agreement.

Section 5. Representations and Warranties.

(a) Representations and Warranties of the Company. Company represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Company, will represent the valid and binding obligation of Company enforceable in accordance with its terms, subject to the application of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b) Representations and Warranties of Consultant. Consultant represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Consultant has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Consultant, will represent the valid and binding obligation of Consultant enforceable in accordance with its terms, subject to the Enforceability Exceptions. Consultant represents and warrants that all personnel or agents of Consultant who perform any activities on behalf of the Company hereunder or otherwise are legally authorized and permitted to work in the United States and for the benefit of the Company hereunder. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

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Section 6. Indemnification.

The Company will indemnify and hold harmless Consultant and each Consultant Person (each such person, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, costs and expenses, whether joint or several (the “Liabilities”), related to, arising out of or in connection with this Agreement or the Services contemplated by this Agreement or the engagement of Consultant pursuant to, and the performance Consultant of the Services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by or on behalf of the Company. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any particular Liability of an Indemnified Party solely to the extent that such is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt of an agreement by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of such Indemnified Party.

Section 7. Miscellaneous.

(a) Accuracy of Statements. Each Party represents and warrants that no representation or warranty contained in this Agreement, and no statement delivered or information supplied to the other Party pursuant hereto, contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements or information contained herein or therein not misleading. The representations and warranties made in this Agreement will be continued and will remain true and complete in all material respects and will survive the execution of the transactions contemplated hereby.

(b) Entire Agreement. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the Parties, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein or therein contained.

(c) Survival. The provisions of Section 6 and Section 7 of this Agreement, and any additional provisions as required to effect any of such Sections, shall survive any termination or expiration hereof, and provided that no expiration or termination of this Agreement shall excuse a Party for any liability for obligations arising prior to such expiration or termination.

(d) Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

(e) Amendment. Subject to the provisions of Section 4(a) the Parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, “Amendment”) of this Agreement shall be valid and effective, unless the Parties shall unanimously agree in writing to such Amendment.

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(f) No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver. No failure to exercise and no delay in exercising on the part of either of the Parties any right, power or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any other right, power or privilege preclude any other or further exercise of its exercise of any other right, power or privilege.

(g) Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

(h) Governing Law; Etc.

i.	This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of Nevada, without regard to any jurisdiction’s conflict-of-laws principles.

ii.	Subject to Section 7(i), any legal suit, action or proceeding arising out of or based upon this agreement, the other transaction documents or the contemplated transactions shall be instituted solely in the federal courts of the United States of America or the courts of the State of Nevada, in each case located in Nevada, and each party irrevocably submits to the personal jurisdiction of such courts in any such suit, action or proceeding. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

iii.	Each Party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement or the transactions, the performance thereof or the financings contemplated thereby (whether based on contract, tort or any other theory). Each Party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 7(h)(iii).

(i) Resolution of Disputes. Except as otherwise provided herein, all controversies, disputes or actions between the Parties arising out of this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either Party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party who is a party to the Dispute shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Nevada law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in Nevada. The provisions of this Section 7(i) shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

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(j) Severability; Expenses; Further Assurances. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible. Except as otherwise specifically provided in this Agreement, each Party shall be responsible for the expenses it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement. The Parties shall from time to time do and perform any additional acts and execute and deliver any additional documents and instruments that may be required by Law or reasonably requested by any Party to establish, maintain or protect its rights and remedies under, or to effect the intents and purposes of, this Agreement.

(k) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights or remedies of any nature whatsoever under or by reason of this Agreement other than as specifically set forth herein.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Company: Smartchain Group Limited

By: /s/ Andy Tu

Name: Andy Tu

Title: General Manager

Consultant: CybriaTech Inc.

By: /s/ Hongyan Yu

Name: Hongyan Yu

Title: CEO

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